UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): February 1, 2012

SAPIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648
(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 621-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2012, the Board of Directors of Sapient Corporation (the “Corporation”) appointed Robert L. Rosen as a director of the Corporation. Mr. Rosen was also elected to serve on the audit committee of the Board of Directors. In connection with his service on the Board of Directors and consistent with the compensation arrangements for non-employee directors set forth in the Corporation’s 2011 Proxy Statement, Mr. Rosen will receive an annual cash retainer for his service on the Board of Directors. In addition, Mr. Rosen was granted a restricted stock unit award of 2,684 shares of the Corporation’s common stock pursuant to the Corporation’s 2011 Incentive Plan.

The press release announcing Mr. Rosen’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 3, 2012, issued by Sapient Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2012	SAPIENT CORPORATION
(Registrant)

/s/ Joseph A. LaSala, Jr.
Joseph A. LaSala, Jr.
Senior Vice President, General Counsel and Secretary